REPORT OF
INDEPENDENT
CERTIFIED PUBLIC
ACCOUNTANTS
ON INTERNAL
CONTROL



Board of Trustees and
Shareholders
Rochdale Investment Trust,
Inc.
New York, New York


In planning and performing our
audit of the financial statements
of Rochdale Investment Trust,
Inc., (consisting of Rochdale
Intermediate Fixed Income
Portfolio, Rochdale Structured
Large Growth Portfolio,
Rochdale Structured Large Value
Portfolio, Rochdale Structured
Mid/Small Growth Portfolio,
Rochdale Structured Mid/Small
Value Portfolio, Rochdale Magna
Portfolio, Rochdale Alpha
Portfolio and Rochdale Atlas
Portfolio) for the year ended
December 31, 2001, we
considered their internal control,
including control activities for
safeguarding securities, in order
to determine our auditing
procedures for the purpose of
expressing our opinion on the
financial statements and to
comply with the requirements of
Form N-SAR, not to provide
assurance on internal control.

The management of the Funds is
responsible for establishing and
maintaining internal control.   In
fulfilling this responsibility,
estimates and judgments by
management are required to
assess the expected benefits and
related costs of controls.
Generally, controls that are
relevant to an audit pertain to the
entity's objective of preparing
financial statements for external
purposes that are fairly presented
in conformity with accounting
principles generally accepted in
the United States of America.
Those controls include the
safeguarding of assets against
unauthorized acquisition, use, or
disposition.

Because of inherent limitations in
any internal control, errors or
fraud may occur and not be
detected. Also, projection of any
evaluation of the internal control
to future periods is subject to the
risk that it may become
inadequate because of changes in
conditions or that the
effectiveness of the design and
operation may deteriorate.

Our consideration of the internal
control would not necessarily
disclose all matters in internal
control that might be material
weaknesses under standards
established by the American
Institute of Certified Public
Accountants.   A material
weakness is a condition in which
the design or operation of one or
more of the internal control
components does not reduce to a
relatively low level the risk that
misstatements caused by error or
fraud in amounts that would be
material in relation to the
financial statements being
audited may occur and not be
detected within a timely period
by employees in the normal
course of performing their
assigned functions.   However,
we noted no matters involving
internal control and its operation,
including controls for
safeguarding securities, that we
consider to be material
weaknesses, as defined above, as
of December 31, 2001.

This report is intended solely for
the information and use of
management and the Board of
Trustees of Rochdale Investment
Trust, Inc. and the Securities and
Exchange Commission, and is
not intended to be and should not
be used by anyone other than
these specified parties.




TAIT, WELLER & BAKER
Philadelphia, Pennsylvania
February 23, 2002